                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                CROWN GROUP, INC.
                (Name of Registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1)   Amount Previously Paid:

                  --------------------------------------------------

             2)   Form, Schedule or Registration Statement No.:

                  --------------------------------------------------

             3)   Filing Party:

                  --------------------------------------------------

             4)   Date Filed:







----------------------
       (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                CROWN GROUP, INC.
                    4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                               IRVING, TEXAS 75038

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 15, 1998

To the Holders of Common Stock of
Crown Group, Inc.

         Notice is hereby given that the Annual Meeting of Stockholders of Crown Group, Inc., a Texas corporation (the "Company"), will be held in accordance with its Bylaws at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Thursday, October 15, 1998, at 9:30 a.m., local time, for the following purposes:

         (1) To elect seven directors to serve for a term of one year and until their successors have been elected and qualified; and

         (2) To conduct such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record as of the close of business on August 21, 1998, will be entitled to notice of and to vote at said meeting or any adjournment thereof.

By Order of the Board of Directors.

/s/ Edward R. McMurphy

Edward R. McMurphy
Chairman of the Board,
President and Chief Executive Officer

August 27, 1998


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES.

                                CROWN GROUP, INC.
                    4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                               IRVING, TEXAS 75038

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 15, 1998

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------



                             SOLICITATION OF PROXIES

         This Proxy Statement, which is first being mailed to stockholders on or about August 31, 1998, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Crown Group, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Thursday, October 15, 1998, at 9:30 a.m., local time, and at any or all adjournments thereof. The address of the principal executive offices of the Company is 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038 and the Company's telephone number at such address is (972) 717-3423.

         The total cost of this solicitation will be borne by the Company. In addition to the U.S. mail, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Annual Meeting.

         Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by notifying in writing the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein. Where no choice is specified, proxies will be voted FOR the election of the nominees for director named herein and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal.

         Only stockholders of record at the close of business on August 21, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of Common Stock issued and outstanding on such record date is entitled to one vote. As of August 21, 1998, the Company had outstanding 10,118,231 shares of Common Stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of August 21, 1998, with respect to ownership of the outstanding Common Stock by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company (whose address is shown), (ii) each director and nominee for director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table on page 5, and
(iv) all directors and executive officers as a group. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares owned by him.

                                                        Number of Shares                      Percent
               Name                                     Beneficially Owned                    of Class
               ----                                     ------------------                    --------
         Robert J. Kehl                                      966,667(1)                          9.5%
         Third St., Ice Harbor
         Dubuque, Iowa 52004

         Edward R. McMurphy                                  649,540(2)                          6.2%
         4040 N. MacArthur Blvd.
         Suite 100
         Irving, Texas 75038

         Gerald L. Adams                                     562,500(3)                          5.6%
         1225 East 9th St.
         Lockport, Illinois 60441

         Tilman J. Falgout, III                              609,000(4)                          5.9%
         4040 N. MacArthur Blvd.
         Irving, Texas 75038

         Gerard M. Jacobs                                    462,980(5)                          4.5%

         John David Simmons                                   47,150(6)                             *

         David J. Douglas                                     62,000(7)                             *

         Mark D. Slusser                                      82,500(8)                             *

         All Directors and Executive                       3,442,337(9)                         31.8%
           Officers as a Group (8 persons)

-------------------------

*   Less than 1%.

(1) Includes 956,667 shares issued in the name of Kehl River Boats, Inc., of which Mr. Kehl is president and a principal shareholder. Also includes 10,000 shares subject to non-qualified stock options.

(2) Includes 275,000 shares subject to presently exercisable incentive stock options.

(3)  Includes 12,500 shares subject to non-qualified stock options.

(4) Includes 32,500 shares subject to non-qualified stock options, 160,000 shares subject to presently exercisable incentive stock options, and 400,000 shares held in a corporation controlled by Mr. Falgout.

(5) Includes 2,300 shares held by a corporation controlled by Mr. Jacobs, 110,000 shares owned by Mr. Jacobs' spouse and 60,000 shares subject to presently exercisable stock options or warrants.

(6)  Includes 45,000 shares subject to non-qualified stock options.

(7)  Includes 40,000 shares subject to non-qualified stock options.

(8) Includes 80,000 shares subject to presently exercisable incentive stock options.

(9) Includes an aggregate of 715,000 shares subject to presently exercisable stock options or warrants, 402,300 shares held in corporations controlled by certain directors, 956,667 shares issued in the name of Kehl River Boats, Inc. of which a director is president and a principal shareholder, and 110,000 shares owned by a spouse of a director.


                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Pursuant to the Bylaws of the Company, the Board of Directors has set the number of directors for the ensuing year at seven, all of whom are proposed to be elected at the Annual Meeting. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         The following persons have been nominated for election to the Board of Directors.

         EDWARD R. MCMURPHY, age 47, has served as the Company's Chief Executive Officer since July 1984. He has been a director of the Company since its inception in April 1983. From 1979 to June 1986, Mr. McMurphy served as President of Marion Properties, Inc., a real estate development company and former parent of the Company from July 1984 to June 1986.

         TILMAN J. FALGOUT, III, age 49, has served as Executive Vice President and General Counsel of the Company since March 1995 and as a director of the Company since September 1992. From 1978 until June 1995, Mr. Falgout was a partner in the law firm of Stumpf & Falgout, Houston, Texas.

         JOHN DAVID SIMMONS, age 62, has served as a director of the Company since August 1986. Since 1970, he has been President of Simmons & Associates, Inc., a real estate development company, and Management Resources Company, a management consulting firm.

         DAVID J. DOUGLAS, age 34, has served as managing director of Tuesday Afternoon, Inc. (investment company) since January 1998. From February 1993 through December 1997, Mr. Douglas served as managing director of Triple S Capital Corporation (investment banking firm). From July 1989 through January 1993, Mr. Douglas served as Vice President of Hatchett Capital Group, Inc. (investment banking firm). From 1986 through 1988, Mr. Douglas was employed in the investment banking division of Paine Webber Incorporated. Mr. Douglas has served as a director of the Company since September 1992.

         GERALD L. ADAMS, age 63, has been an entrepreneur for the past 30 years, starting, developing and operating a number of businesses primarily related to the shipping, trucking, and real estate industries. Mr. Adams currently owns and operates several companies, including TriRiver Dock, Inc. (stevedoring), Clover Ridge Estates, Inc. (residential construction), Barge Terminal Trucking, Inc. (trucking) and Adams Enterprises, Inc. (trucking and crane services). Mr. Adams has served as a director of the Company since October 1993.

         GERARD M. JACOBS, age 43, has been Chief Executive Officer and a Director of Metal Management, Inc., a company specializing in scrap metal, since April 1996. From 1983 to 1995, Mr. Jacobs developed resource recovery, landfill and hydroelectric projects for his own account and for the investment banking firm of Russell, Rea & Zappala, Inc., Pittsburgh, Pennsylvania. From 1978 to 1983, Mr. Jacobs practiced securities, corporate and banking law with the law firms of Reed, Smith, Shaw & McClay and Manion, Alder & Cohen, P.C., Pittsburgh, Pennsylvania. Mr. Jacobs has been a director of the Company since September 1994.

         ROBERT J. KEHL, age 63, has been an entrepreneur for the past 35 years, starting, developing and operating businesses primarily in the riverboat construction, gaming, riverboat touring and restaurant industries. Since 1993, Mr. Kehl has served as president of Kehl River Boats, Inc., a riverboat construction firm in Las Vegas, Nevada. Mr. Kehl currently has interests in companies involved in gaming and riverboat construction or operation. Mr. Kehl has been a director of the Company since September 1994.

                     COMMITTEES OF THE BOARD AND ATTENDANCE

         The Board of Directors of the Company presently has the following standing committees:

         (A) the Audit Committee, currently comprised of Messrs. Douglas, Kehl and Jacobs. The Audit Committee, which held two meetings during the Company's last fiscal year, is authorized to nominate the Company's independent auditors and to review with the independent auditors the scope and results of the audit engagement.

         (B) the Compensation and Stock Option Committee, currently comprised of Messrs. Adams, Douglas, McMurphy and Simmons. This Committee, which held three meetings during the Company's last fiscal year, recommends compensation levels for executive officers of the Company, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer its stock option plans.

         During the Company's last fiscal year, the Board of Directors held seven meetings and took action nine times by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served.

         The Company does not have a Directors Nominating Committee, such function being reserved to the entire Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended April 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and any other executive officer whose salary and bonus, if any, exceeded $100,000 in fiscal 1998 (the "Named Executive Officers"), for the years ended April 30, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                                         Annual Compensation                     Compensation
                                                 ------------------------------------------      ------------
                                  Fiscal                                       Other Annual
Name and Principal Position        Year          Salary             Bonus      Compensation      Stock Options
---------------------------        ----          ------             -----      ------------      -------------
Edward R. McMurphy                 1998         $300,000          $150,000         --              25,000
   Chairman of the Board,          1997          312,500           200,000         --              25,000
   President and Chief             1996          304,583           175,000         --                  --
   Executive Officer

Tilman J. Falgout, III             1998         $225,000          $ 75,000         --              20,000
   Executive Vice President        1997          231,250           125,000         --              20,000
   and General Counsel             1996          201,667           225,000(1)      --                  --

Mark D. Slusser                    1998         $150,000          $ 50,000         --              15,000
   Chief Financial Officer,        1997          156,250            87,500         --              15,000
   Vice President Finance          1996          148,542            87,500         --                  --
   and Secretary

--------------------

(1) Includes a $100,000 payment intending to reimburse Mr. Falgout for his losses and expenses incurred in resigning from a law firm in Houston, Texas and relocating to Dallas, Texas.

SEVERANCE AGREEMENTS

         In July 1996, the Board of Directors authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction causing a change in control, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans.

STOCK OPTION PLAN

         In July 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan which was subsequently approved by the stockholders at the 1997 Annual Meeting (the "1997 Plan"). During the fiscal year ended April 30, 1998, the following options were granted under the 1997 Plan:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                 Annual Rates of Stock
                                                                                                  Price Appreciation
                                 Individual Grants                                                for Option Term(1)
----------------------------------------------------------------------------------------------------------------------
                                              % Total
                             Number of        Options
                            Securities       Granted to
                            Underlying       Employees         Exercise
                              Options            in             Price         Expiration
Name                        Granted(2)      Fiscal year        Per Share         Date             5%              10%
----                      ---------------   -----------     --------------  --------------- --------------- ------------
Edward R. McMurphy            25,000           41.7%         $2.4375            7-9-07         $38,323         $97,119


Tilman J. Falgout, III        20,000           33.3%          2.4375            7-9-07          33,659          77,695

Mark D. Slusser               15,000           25.0%          2.4375            7-9-07          22,994          58,271

--------------------

(1) The dollar amounts under these columns represent the potential realizable value of each option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(2)  The options shown are immediately exercisable.

The following table provides certain information concerning each exercise of stock options under the Company's stock option plans during the fiscal year ended April 30, 1998, by the Named Executive Officers and the fiscal year-end value of unexercised options held by such persons under the Company's stock option plans:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                   Number of                Value of
                                                                                  Unexercised              Unexercised
                                    Shares                                     Options at Fiscal        Options at Fiscal
                                   Acquired                                         Year-End                year-End
                                      On                     Value                Exercisable/            Exercisable/
           Name                    Exercise                Realized(2)            Unexercisable         Unexercisable(1)
--------------------------- -----------------------  ----------------------  ----------------------  -------------------
Edward R. McMurphy                  142,143                 337,590               275,000/50,000         336,328/46,875

Tilman J. Falgout, III                   --                      --               172,500/25,000          183,750/9,375

Mark D. Slusser                          --                      --                65,000/--               81,563/--

--------------------

(1) The market value of the Company's Common Stock on April 30, 1998 was $4.25 per share, and options to purchase 587,500 shares held by the above officers were in-the-money. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's Common Stock exceeds the exercise price when the options are exercised.

DIRECTOR COMPENSATION

         Effective August 1, 1998, non-employee directors of the Company receive a $24,000 annual retainer, $2,000 per Board meeting attended in person, and $500 per Committee meeting attended in person. Directors who are also employees of the Company do not receive separate compensation for their services as a director. In July 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "Plan"), which was subsequently approved by the stockholders at the 1997 Annual Meeting, pursuant to which options to purchase shares of the Company's Common Stock may be granted to directors, officers and key employees of the Company, including non-employee directors. Pursuant to the Plan, on July 9, 1997, each then non-employee director was granted an option to purchase 5,000 shares of Common Stock, and on the first business day of July in each year thereafter, each then non-employee director of the Company will be automatically granted an option to purchase 2,500 shares of Common Stock, each at an exercise price equal to the fair market value of such stock on the date of grant. Options granted under the Plan are exercisable for a period of up to ten years. In the event that a director ceases to be a director of the Company for any reason, options granted to the director will generally expire upon the earlier to occur of (1) the tenth anniversary of the date of grant of the option, or (2) ninety days following the date on which such director ceased to be a director.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Board of Directors of the Company has a Compensation and Stock Option Committee ("Compensation Committee") which recommends compensation levels for the executive officers of the Company, including the Chief Executive Officer, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer its option plans. The Compensation Committee held three meetings during fiscal 1998. During fiscal 1998 the Company had three executive officers, including Edward R. McMurphy, President and Chief Executive Officer; Tilman J. Falgout, III, Executive Vice President and General Counsel; and Mark D. Slusser, Chief Financial Officer, Vice President Finance and Secretary.

         Effective September 1, 1995, Mr. McMurphy's salary was set at $350,000 per annum by the Board of Directors, upon recommendation of the Compensation Committee. In determining such salary, the Compensation Committee reviewed compensation levels of other chief executive officers in the gaming industry and considered Mr. McMurphy's recent performance. In particular, the Compensation Committee considered Mr. McMurphy's success at leading the Company's Louisiana riverboat casino project in an unstable and highly competitive environment. Effective August 1, 1996, the Board of Directors, upon recommendation of the Compensation Committee, adjusted Mr. McMurphy's salary to $300,000 per annum as part of a more complete compensation package that established an ongoing bonus program (discussed below) which is tied to the financial performance of the Company.

         The Compensation Committee considers from time to time the payment of bonuses to the executive officers in light of the performance of the Company and the effort made by the executive officers to promote the Company's business. In July 1996, the Board of Directors, with the approval of the Compensation Committee, approved a bonus to the Named Executive Officers in connection with their efforts and success in completing the sale of 50% of the Company's St. Charles Gaming Company, Inc. subsidiary ("SCGC") in June 1995 and the sale of the remaining 50% interest in SCGC in May 1996. The bonus was equal to the then current annual salary for each of Mr. McMurphy ($350,000), Mr. Falgout ($250,000) and Mr. Slusser ($175,000). One-half of the bonus amount was paid for the fiscal year ended April 30, 1996 and the other 50% was earned in May 1996 at the time of the sale of the remaining 50% interest in SCGC.

         The Board of Directors further authorized and adopted an annual bonus plan beginning with the fiscal year ending April 30, 1997 for the executive officers of the Company. The aggregate bonus amount shall be equal to five percent of the Company's consolidated earnings before income taxes (before the bonus calculation), calculated in accordance with generally accepted accounting principles. For the fiscal year ended April 30, 1998, in lieu of a bonus calculated based upon the pretax earnings of the Company, the Board of Directors authorized a bonus pool of $300,000 of which $150,000 was paid to Mr. McMurphy, $75,000 was paid to Mr. Falgout and $50,000 was paid to Mr. Slusser. In determining this bonus, the Board considered management's success in developing the Company's business including the acquisitions of Paaco Automotive Group, Inc., Precision IBC, Incorporated, M&S Tank Rentals, Inc, forming Concorde Acceptance Corporation and acquiring a 49% interest in Casino Magic Neuquen S.A.

         In July 1996, the Board of Directors also authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction causing a change in control, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans.

          The Compensation Committee believes that the foregoing agreements and actions are reasonable and provide competitive compensation packages necessary in order for the Company to retain the management expertise it needs.

         The Compensation Committee takes action from time to time, based upon guidelines and recommendations provided by the Board of Directors, to provide additional incentive compensation to the executive officers and other employees through the award of stock options under the Company's existing stock option plans. During fiscal 1998, the Compensation Committee made an award of stock options to purchase shares of the Company's Common Stock to the executive officers, as follows: Edward R. McMurphy (25,000 shares), Tilman J. Falgout, III (20,000 shares), and Mark D. Slusser (15,000 shares).

         The Company's future compensation policies will be developed in light of the Company's financial position and results of operations and with the goal of rewarding members of management for their contributions to the Company's success.

           DAVID J. DOUGLAS         JOHN DAVID SIMMONS         GERALD L. ADAMS

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the fiscal year end and monthly percentage change in the cumulative total stockholder return on the Company's Common Stock against (i) the cumulative total return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. companies); (ii) the MG Group Index 744 - Auto Dealerships ("Automobile Index"), and (iii) a self-determined index for the gaming industry created by the Company (the "Gaming Index"), for the period of five fiscal years commencing on May 1, 1993 and ending on April 30, 1998.

         As the largest portion of the Company's revenues during the fiscal year ended April 30, 1998 were generated from automobile operations, the Company has determined that the Automobile Index is presently the most appropriate "peer group" index. The Company believes the Automobile Index is an accurate reflection of the Company's peer group as the Automobile Index is comprised of companies involved in the sale of automobiles and other vehicles through dealerships. The Gaming Index, which is the former peer group index used by the Company, consists of the Common Stock of certain companies in the gaming industry including Grand Casinos, Inc., Argosy Gaming Company, Mirage Resorts, Incorporated, Harrah's Entertainment, Inc., Players International, Inc., Casino Magic Corp., President Riverboat Casinos, Inc., Circus Circus Enterprises, Inc., Showboat, Inc., and Rio Hotel & Casino, Inc. As required by the Securities and Exchange Commission's reporting regulations, the Company is required to report its performance, as compared to this former peer group index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on May 1, 1993.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                     PERFORMANCE GRAPH FOR CROWN GROUP, INC.

                                        NASDAQ STOCK
  MEASUREMENT PERIOD     CROWN GROUP,    MARKET (US      GAMING    AUTOMOBILE
(FISCAL YEAR COVERED)        INC.        COMPANIES)       INDEX      INDEX
04/30/93                   100.000        100.000        100.000     100.00
                           138.889        105.970        125.452     121.84
                          1177.778        106.458        117.944     122.56
                          1100.000        106.584        118.451     104.18
                          1022.222        112.092        136.365     103.63
                          1177.778        115.431        149.283      98.17
                          1333.333        118.025        135.751     121.76
                          1088.889        114.508        123.483     119.42
                          1044.444        117.700        128.126     108.36
                          1288.889        121.273        135.766     117.59
                          1333.333        120.140        135.031     115.12
                          1600.000        112.752        115.307     100.80
04/29/94                  1344.445        111.289        104.581     102.35
                          1266.667        111.560         97.041     104.23
                          1133.334        107.479         82.644      82.85
                          1311.111        109.684         85.431      89.97
                          1111.111        116.677         98.559      97.68
                          1133.333        116.378         92.769      87.63
                          1244.444        118.665         86.629      89.00
                           955.555        114.729         81.117      86.42
                           600.000        115.050         87.364      79.10
                           644.444        115.695         94.860      83.27
                           722.222        121.814         97.227      83.86
                           755.555        125.426        111.701      83.02
04/28/95                   866.666        129.376        116.462      89.28
                          1077.777        132.713        120.812     100.60
                          1100.000        143.469        120.668     106.80
                           988.888        154.015        116.647     106.82
                           933.333        157.137        127.110     112.85
                           705.555        160.751        116.258     130.42
                           555.555        159.830        107.582     125.23
                           411.111        163.582        109.722     127.25
                           355.555        162.711        107.788     108.93
                           372.222        163.512        121.408     111.82
                           355.555        169.736        129.294     105.53
                           333.333        170.299        130.630     102.17
04/30/96                   344.444        184.427        150.753     111.72
                           544.444        192.895        159.481     112.10
                           511.111        184.200        145.551     116.15
                           400.000        167.798        115.003     108.23
                           413.889        177.200        166.367     114.90
                           533.333        190.754        120.433     123.82
                           388.889        188.646        109.723     134.33
                           411.111        200.308        115.645     104.49
                           411.111        200.128        110.381     114.15
                           438.889        214.352        117.127     120.25
                           477.778        202.496        111.764     101.34
                           488.889        189.276         96.158      89.84
04/30/97                   377.778        195.193         91.120      78.66
                           394.444        217.313        103.454      80.96
                           422.222        223.968        104.318      78.22
                           447.222        247.609        111.773      80.91
                           500.000        247.231        112.968      82.66
                            611.11        261.858        121.776      94.50
                           555.556        248.296        105.643      78.42
                           577.778        249.541        100.959      63.73
                           544.444        245.554         99.493      55.98
                           555.556        253.258        107.398      46.50
                           536.111        277.035        106.924      57.40
                           538.889        287.252        112.518      65.17

04/30/98                   755.555        292.118        106.527      73.24
04/30/93                   100.000        100.000        100.000     100.00
04/29/94                  1344.445        111.289        104.581     102.35
04/28/95                   866.666        129.376        116.462      89.28
04/30/96                   344.444        184.427        150.753     111.72
04/30/97                   377.778        195.193         91.120      78.66
04/30/98                   755.555        292.118        106.527      73.24

The index level for all series was set to 100.0 on 04/30/93


The dollar value at April 30, 1998 of $100 invested in the Company's Common Stock on May 1, 1993 was $755.56, compared to $73.24 for the Automobile Index described above, $106.53 for the Gaming Index, and $292.12 for the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies).

                              CERTAIN TRANSACTIONS

         In February 1998, in connection with the Company's purchase of a majority interest in Paaco Automotive Group, Inc. and Premium Auto Acceptance Corporation (collectively, "Paaco"), the Company paid $90,834 as a finder's fee to David J. Douglas, a director of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         PricewaterhouseCoopers LLP served as the Company's independent auditors for the fiscal year ended April 30, 1998. The Company has not as yet executed an engagement letter with PricewaterhouseCoopers LLP with respect to auditing the Company's financial statements for the fiscal year ending April 30, 1999, but expects to do so in due course.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions which stockholders might have. The Company knows of no direct or indirect material financial interest or relationship that members of this firm have with the Company.

                               REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998, as filed with the Securities and Exchange Commission, is available to stockholders who make written request therefor to the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                              STOCKHOLDER PROPOSALS

         Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than April 27, 1999, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In connection with the Company's Annual Meeting of Stockholders to be held in 1999, if the Company does not receive notice of a matter or proposal to be considered by July 11, 1999, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                  OTHER MATTERS

         Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

By Order of the Board of Directors.

/s/ Edward R. McMurphy


Edward R. McMurphy
Chairman of the Board,
President and Chief Executive Officer

August 27, 1998

                                                                        APPENDIX


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                                CROWN GROUP, INC.

         The undersigned stockholder(s) of Crown Group, Inc., a Texas corporation, hereby appoints Edward R. McMurphy and Mark D. Slusser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Crown Group, Inc. to be held on Thursday, October 15, 1998 at 9:30 a.m. local time at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, to vote the shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect seven directors for a term of one year and until their successors are elected and qualified:

     [ ] FOR all nominees listed below (except as indicated to the contrary below)
     [ ] AGAINST AUTHORITY to vote for all nominees

     Edward R. McMurphy            Tilman J. Falgout, III
     John David Simmons            Gerald L. Adams
     David J. Douglas              Gerard M. Jacobs
     Robert J. Kehl

     If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

     ----------------------------------------------------------------------


(2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSAL 1 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                            Dated ________________________________________, 1998

                            ____________________________________________________
                                               Signature

                            ____________________________________________________
                                               Signature

                           (This Proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)